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                                                                  Exhibit (4)(d)


                [Form of Fixed Rate Redeemable or Non-Redeemable
                             Subordinated Security]

                 If the Holder of this Note (as indicated below) is The Depository Trust Company (the "Depository") or a nominee of the Depository, this Note is a Global Security and the following two legends apply:

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND SUCH NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL THIS NOTE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR OF THE DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR.

                               [Face of Security]

                          WEINGARTEN REALTY INVESTORS

                        ___% Subordinated Note due _____


No. _____________                                                  $____________


                 WEINGARTEN REALTY INVESTORS, a Texas real estate investment trust (herein referred to as the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to ______________________________________ or registered assigns the principal sum of ________________ Dollars on ______________ (the "Stated Maturity Date") [or date fixed for earlier redemption (the "Redemption Date", and together with the Stated Maturity Date with respect to principal repayable on such date, the "Maturity Date")], and to pay interest thereon from ____________ or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on ____





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___________________ and ______________ in each year (each, an "Interest Payment
Date"), commencing _______________, at the rate of ___% per annum, until the principal hereof is paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Holder in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the _____ or _____ (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date [at the office or agency of the Company maintained for such purpose; provided, however, that such interest may be paid, at the Company's option, by mailing a check to such Holder at its registered address or by transfer of funds to an account maintained by such Holder within the United States]. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Holder in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee referred to on the reverse hereof, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                 The principal of this Note payable on the Stated Maturity Date [or the principal of, premium, if any, and, if the Redemption Date is not an Interest Payment Date, interest on this Note payable on the Redemption Date] will be paid against presentation of this Note at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

         Interest payable on this Note on any Interest Payment Date and on the [Stated] Maturity Date [or Redemption Date], as the case may be, will include interest accrued from and including the next preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including ______________, if no interest has been paid on this Note) to but excluding such Interest Payment Date or the [Stated] Maturity Date [or Redemption Date], as the case may be. If any Interest Payment Date or the [Stated] Maturity Date or [Redemption Date] falls on a day that is not a Business Day, as defined below,





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principal, premium, if any, and/or interest payable with respect to such
Interest Payment Date or [Stated] Maturity Date [or Redemption Date], as the case may be, will be paid on the next succeeding Business Day with the same force and effect as if it were paid on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or [Stated] Maturity Date [or Redemption Date], as the case may be. "Business Day" means any day, other than a Saturday or Sunday, on which banks in the City of New York are not required or authorized by law or executive order to close.

                 [If this Note is a Global Security, insert -- All payments of principal, premium, if any, and interest in respect of this Note will be made by the Company in immediately available funds.]

                 Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                 Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature of one of its authorized signatories, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.





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                 IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its facsimile corporate seal.


Dated:  __________________


                                                WEINGARTEN REALTY INVESTORS



                                                By: ____________________________


Attest:

__________________________                      By: ____________________________
       Secretary


                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.





                                                  TEXAS COMMERCE BANK
                                                      NATIONAL ASSOCIATION,
                                                    as Trustee


                                                  By: _________________________
                                                        Authorized Signatory





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                             [Reverse of Security]


                          WEINGARTEN REALTY INVESTORS

                        ___% Subordinated Note due _____



                 This Note is one of a duly authorized issue of subordinated securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of __________, 1994 (herein called the "Indenture") between the Company and Texas Commerce Bank National Association, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture with respect to the series of which this Note is a part), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Note is one of the duly authorized series of Securities designated as "____% Subordinated Notes due _______" (collectively, the "Notes"), and the aggregate principal amount of the Notes to be issued under such series is limited to $___________ (except for Notes authenticated and delivered upon transfer of, or in exchange for, or in lieu of other Notes). All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                 If an Event of Default, as defined in the Indenture, shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

                 [If applicable, insert -- The Notes may not be redeemed prior to the Stated Maturity Date.]

                 [If applicable, insert -- The Notes are subject to redemption [(1)] [If applicable, insert -- on __________ in any year commencing with the year ____ and ending with the year ____ through operation of the sinking fund for this series at a Redemption Price equal to 100% of the principal amount, [and] [(2)] [If applicable, insert -- at any time [on or after __________], as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount): If redeemed on or before __________, __%, and if redeemed] during the 12-month period beginning __________ of the years indicated.





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
                     Redemption                              Redemption
Year                   Price                  Year             Price
- ----                 ----------               ----           ----------




and thereafter at a Redemption Price equal to __% of the principal amount, together in the case of any such redemption [If applicable, insert -- (whether through operation of the sinking fund or otherwise)] with accrued interest to the Redemption Date; provided, however, that installments of interest on this Note whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holder of this Note, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

                 [If applicable, insert -- The Notes are subject to redemption
(1) on _______ in any year commencing with the year ____ and ending with the year ______through operation of the sinking fund for this series at the Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at any time [on or after ________________], as a whole or in part, at the election of the Company, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below: If redeemed during the 12-month period beginning __________ of the years indicated,

                       Redemption Price
                       for Redemption           Redemption Price for
                      Through Operation         Redemption Otherwise
                           of the               Than Through Operation
Year                    Sinking Fund            of the Sinking Fund
- ----                  -----------------         ----------------------




and thereafter at a Redemption Price equal to ____% of the principal amount, together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued interest to the Redemption Date; provided, however, that installments of interest on this Note whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holder of this Note, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

                 [Notwithstanding the foregoing, the Company may not, prior to __________, redeem any Notes as contemplated by [Clause (2) of] the preceding paragraph as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an interest cost to the Company (calculated in accordance with generally accepted financial practice) of less than ____% per annum.]

                 [The sinking fund for the Notes provides for the redemption on __________ in each year, beginning with the year ____ and ending with the year
____, of [not less than] $ __________ [("mandatory sinking fund") and not more than $ __________] aggregate principal amount of the Notes. [The Notes acquired or redeemed by the Company otherwise than through [mandatory] sinking fund payments may be credited against subsequent [mandatory] sinking fund payments otherwise required to be made in the [describe order] order in which they become due.]]

                 [Notice of redemption will be given by mail to Holders of Securities, not less than 30 nor more than 60 days prior to the Redemption Date, all as provided in the Indenture.]

                 [In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.]

                 [If applicable, insert conversion provisions set forth in any Board Resolution or indenture supplemental to the Indenture.]

                 The indebtedness evidenced by the Securities is, to the extent and in the manner set forth in the Indenture, expressly subordinated and subject in right of payment to the prior payment in full of all Senior Debt, and this Note is issued subject to such provisions of the Indenture. Each Holder of this Note, by accepting the same, agrees to and shall be bound by such provisions of the Indenture and authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate such subordination as provided in the Indenture and appoints the Trustee his attorney-in-fact for any and all such purposes.

                 The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of all Securities issued under the Indenture at the time Outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of not less than a majority of the aggregate principal amount of the Outstanding Securities, on behalf of the Holders of all such Securities, to waive compliance by the Company with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the Holders of not less than a majority of the aggregate principal amount, in certain instances, of the Outstanding Securities of any series to waive, on behalf of all of the Holders of Securities of such series, certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and other Notes issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

                 No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed,

                 As provided in the Indenture and subject to certain limitations therein [and herein] set forth, the transfer of this Note is registrable in the Security Register of the Company upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                 As provided in the Indenture and subject to certain limitations therein [and herein] set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denominations but otherwise having the same terms and conditions, as requested by the Holder hereof surrendering the same.

                 [Unless otherwise provided in the Indenture, the Securities of this series are issuable only in registered form without coupons in denominations of $___________and any integral multiple thereof.]

                 No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith,

                 Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                 The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in such State.